AMERICAN SKANDIA MASTER TRUST
                         INVESTMENT MANAGEMENT AGREEMENT


THIS AGREEMENT is made this 1st day of June, 1997 by and between American Skandia Master Trust, a Delaware business trust (the "Trust"), and American Skandia Investment Services, Incorporated, a Connecticut corporation (the "Investment Manager").

                               W I T N E S S E T H

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS, the Investment Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Trust and the Investment Manager desire to enter into an agreement to provide for the management of the assets of the ASMT INVESCO Equity Income Portfolio (the "Portfolio") on the terms and conditions hereinafter set forth.

NOW,  THEREFORE,  in  consideration of the mutual covenants herein contained and
other  good  and  valuable   consideration,   the  receipt   whereof  is  hereby
acknowledged, the parties hereto agree as follows:

     1. Management. The Investment Manager shall act as investment manager for the Portfolio and shall, in such capacity, manage the investment operations of the Portfolio, including the purchase, retention, disposition and lending of securities, subject at all times to the policies and control of the Board of Trustees of the Trust (the "Trustees"). The Investment Manager shall give the Portfolio the benefit of its best judgments, efforts and facilities in rendering its services as investment manager.

     2. Duties of Investment Manager. In carrying out its obligation under paragraph 1 hereof, the Investment Manager shall:

     (a) supervise and manage all aspects of the Portfolio's operations:

     (b) provide the Portfolio or obtain for it, and thereafter supervise, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Trustees;

     (c) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Portfolio's shareholders, reports to and filings with the Securities and Exchange Commission, state Blue Sky authorities and other applicable regulatory authorities;

     (d) provide to the Trustees on a regular basis, written financial reports and analyses on the Portfolio's securities transactions and the operations of comparable investment companies;

     (e) determine what issuers and securities shall be represented in the Portfolio's portfolio and regularly report them in writing to the Trustees;

     (f) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report in writing thereon to the Trustees; and

     (g) take, on behalf of the Portfolio, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

     3. Broker-Dealer Relationships. The Investment Manager is responsible for decisions to buy and sell securities for the Portfolio, broker-dealer selection, and negotiation of the Portfolio's brokerage commission rates. The Investment Manager shall determine the securities to be purchased or sold by the Portfolio pursuant to its determinations with or through such persons, brokers or dealers, in conformity with the policy with respect to brokerage as set forth in the Trust's Prospectus and Statement of Additional Information as in effect from time to time (together, the "Registration Statement"), or as the Trustees may determine from time to time. Generally, the Investment Manager's primary consideration in placing Portfolio securities transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price. The Investment Manager may consider sale of interests in the Portfolio in allocating Portfolio securities transactions, subject to the requirements of best net price available and most favorable execution.

         Consistent  with this policy,  the  Investment  Manager,  in allocating
Portfolio securities transactions, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continuing basis. Subject to such policies and procedures as the Trustees may determine, the Investment Manager shall have discretion to effect investment transactions for the Portfolio through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Investment Manager's overall responsibilities with respect to the Portfolio and other accounts as to which the Investment Manager exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Investment Manager on behalf of the Portfolio to such broker-dealers shall be in such amounts and proportions as the Investment Manager shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Investment Manager will report on such allocations to the Trustees regularly as requested by the Trustees, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

     4. Control by the Trustees. Any investment program undertaken by the Investment Manager pursuant to this Agreement, as well as any other activities undertaken by the Investment Manager on behalf of the Trust pursuant hereto, shall at all times be subject to any directives of the Trustees.

     5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Investment Manager shall at all times conform to:

     (a) all applicable provisions of the ICA and the Advisers Act and any rules and regulations adopted thereunder; and

     (b) the provisions of the Registration Statement, including the investment objectives, policies and restrictions, and permissible investments specified therein; and

     (c) the provisions of the Agreement and Declaration of Trust of the Trust, as amended; and

     (d) the provisions of the By-laws of the Trust, as amended; and

     (e) any other applicable provisions of state and federal law.

     6. Expenses. The expenses connected with the Trust shall be allocable between the Trust and the Investment Manager as follows:

     (a) The Investment Manager shall furnish, at its expense and without cost to the Trust, the services of a President, Secretary, and one or more Vice Presidents of the Trust, to the extent that such additional officers may be required by the Trust for the proper conduct of its affairs.

     (b) The Investment Manager shall further maintain, at its expense and without cost to the Trust, a trading function in order to carry out its obligations under subparagraphs (e), (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

     (c) Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs (including applicable office space, facilities and equipment) of the services of a principal financial officer of the Trust whose normal duties consist of maintaining the financial accounts and books and records of the Trust, including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii) any of the costs (including applicable office space, facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

         Notwithstanding the obligation of the Trust to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph (c), the Investment Manager may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions, and the Trust shall reimburse the Investment Manager therefor upon proper accounting.

         (d) All of the ordinary business expenses incurred in the operations of the Trust and the offering of its shares shall be borne by the Trust unless specifically provided otherwise in this paragraph 6. These expenses include, but are not limited to: (i) brokerage commissions, legal, auditing, taxes or governmental fees; (ii) the cost of preparing share certificates; (iii) custodian, depository, transfer and shareholder service agent costs; (iv) expenses of issue, sale, redemption and repurchase of shares; (v) expenses of registering and qualifying shares for sale; (vi) insurance premiums on property or personnel (including officers and trustees if available) of the Trust which inure to the Trust's benefit; (vii) expenses relating to trustee and shareholder meetings; (viii) the cost of preparing and distributing reports and notices to shareholders; (ix) the fees and other expenses incurred by the Trust in connection with membership in investment company organizations; and (x) and the cost of printing copies of prospectuses and statements of additional information, as well as any supplements thereto, distributed to shareholders.

     7. Delegation of Responsibilities. Upon the request of the Trustees, the Investment Manager may perform services on behalf of the Trust which are not required by this Agreement. Such services will be performed on behalf of the Trust and the Investment Manager's cost in rendering such services may be billed monthly to the Trust, subject to examination by the Trust's independent accountants. Payment or assumption by the Investment Manager of any Trust expense that the Investment Manager is not required to pay or assume under this Agreement shall not relieve the Investment Manager of any of its obligations to the Trust nor obligate the Investment Manager to pay or assume any similar Trust expense on any subsequent occasion.

     8. Engagement of Sub-Advisers and Broker-Dealers. The Investment Manager may engage, subject to approval of the Trustees and where required, the shareholders of the Portfolio, a sub-adviser to provide advisory services in relation to the Portfolio. Under such sub-advisory agreement, the Investment Manager may delegate to the sub-adviser the duties outlined in subparagraphs
(e), (f) and (g) of paragraph 2 hereof.

     9. Compensation. The Trust shall pay the Investment Manager in full compensation for services rendered hereunder an annual investment advisory fee. The fee shall be payable monthly in arrears, based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

     10. Non-Exclusivity. The services of the Investment Manager to the Portfolio are not to be deemed to be exclusive, and the Investment Manager shall be free to render investment advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Investment Manager may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or directors of the Investment Manager to the extent permitted by law; and that the officers and directors of the Investment Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

     11. Term and Approval. This Agreement shall become effective on June 1, 1997 and by shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually by:

     (a) the Trustees or the vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the ICA); and

     (b) the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

     12. Termination. This Agreement may be terminated at any time without the payment of any penalty or prejudice to the completion of any transactions already initiated on behalf of the Portfolio, by vote of the Trustees or by vote of a majority of the Portfolio's outstanding voting securities, or by the Investment Manager, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement automatically terminates in the event of its "assignment," as such term is defined in the ICA.

     13. Liability of Investment Manager and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Investment Manager or any of its officers, directors or employees, it shall not be subject to liability to the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     14. Liability of the Trustees and Shareholders. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees as trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust. Federal and state laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver of limitation of any rights which the Trust or the Investment Manager may have under applicable law.

     15. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice, it is agreed that the address of the Trust and the Investment Manager shall be One Corporate Drive, Shelton, Connecticut 06484.

     16. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the ICA, shall be resolved by reference to such term or provision of the ICA and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the ICA. In addition, where the effect of a requirement of the ICA, reflected in any provision of this Agreement, is released by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.


                          AMERICAN SKANDIA MASTER TRUST


Attest:                                 By: ____________________________________
                                                Gordon C. Boronow
____________________________________            Vice President



                           AMERICAN SKANDIA INVESTMENT
                             SERVICES, INCORPORATED


Attest:                                 By: ____________________________________
                                             Thomas M. Mazzaferro
____________________________________         President & Chief Financial Officer


                          American Skandia Master Trust
                      ASMT INVESCO Equity Income Portfolio
                         Investment Management Agreement

                                    EXHIBIT A




         An annual rate of .75% of the average daily net assets of the Portfolio.




18680-1 (06/97)